Exhibit 99.3

Designated Filer:      Warburg Pincus Private Equity IX, L.P.

Issuer & Ticker Symbol:                Inspire Pharmaceuticals, Inc. (ISPH)

Date of Event Requiring Statement:  July 20, 2007

JOINT FILERS’ SIGNATURES

WARBURG PINCUS IX, LLC

By: Warburg Pincus Partners, LLC, its Sole Member
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	July 23, 2007
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS, LLC

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	July 23, 2007
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare	Date:	July 23, 2007
Name: Scott A. Arenare
Title: Managing Director

WARBURG PINCUS & CO.

By:	/s/ Scott A. Arenare	Date:	July 23, 2007
Name: Scott A. Arenare
Title: Partner

By:	/s/ Scott A. Arenare	Date:	July 23, 2007
Name: Charles R. Kaye
By: Scott A. Arenare, Attorney-in-Fact*

By:	/s/ Scott A. Arenare	Date:	July 23, 2007
Name: Joseph P. Landy
By: Scott A. Arenare, Attorney-in-Fact**

*  Power of Attorney given by Mr. Kaye was previously filed with the Securities and Exchange Commission on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

**  Power of Attorney given by Mr. Landy was previously filed with the Securities and Exchange Commission on March 2, 2006 as an exhibit to a Schedule 13D  filed by Building Products, LLC with respect to Builders FirstSource, Inc.

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